Exhibit 99.1

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.
VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.
VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website	Return your proxy card
touch-tone telephone:	and cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

Vote 24 hours a day, 7 days a week until [        ], 2015, 11:59 P.M. EST.

If you vote by telephone or Internet, please do not send your proxy by mail.

i  Please fold and detach card at perforation before mailing.  i

HAWAIIAN ELECTRIC INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [        ], 2015, AT [        ] A.M., IN THE AMERICAN SAVINGS BANK TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

The undersigned hereby constitutes and appoints [Constance H. Lau, Chester A. Richardson and Jeffrey N. Watanabe] and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of Hawaiian Electric Industries, Inc. which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on [        ], 2015, or at any adjournment or postponement thereof.

Date:

Signature(s)

Signature(s)

(Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please provide the correct one.)

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so your shares may be represented at the Special Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

i  Please fold and detach card at perforation before mailing.  i

HAWAIIAN ELECTRIC INDUSTRIES, INC.	PROXY

The proxies named on the reverse side of this card are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3:

1.	To approve the Agreement and Plan of Merger, dated as of December 3, 2014 (the “Merger Agreement”), by and among NextEra Energy, Inc., NEE Acquisition Sub I, LLC, NEE Acquisition Sub II, Inc. and Hawaiian Electric Industries, Inc. (“HEI”)

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve, on a non-binding advisory basis, the compensation to be paid to HEI’s named executive officers that is based on or otherwise relates to the Merger Agreement

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To adjourn the special meeting of HEI shareholders, if necessary, in the view of the HEI board of directors, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger Agreement

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE